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Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-48030) and Forms S-8 (No. 33-53589, No. 2-94436, No. 333-57608, No. 333-57575, No. 333-46901, No. 333-41363, No. 333-65265, No. 333-41904, No. 333-37308, No. 333-70560 and No. 33-63958) of International Rectifier Corporation of our report dated July 25, 2002, except for Note 13 as to which the date is August 2, 2002, relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
Los Angeles, California September 27, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS